                                                                    EXHIBIT 99.2

                               ENTEVO CORPORATION
                         INDEX TO FINANCIAL STATEMENTS

                                                                       Page
                                                                       ----
ENTEVO CORPORATION
  Report of Independent Accountants.................................... F-1
  Consolidated Balance Sheets.......................................... F-2
  Consolidated Statements of Operations................................ F-3
  Consolidated Statements of Changes in Stockholders' Equity........... F-4
  Consolidated Statements of Cash Flows................................ F-5
  Notes to the Financial Statements.................................... F-6

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Entevo Corporation

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholders' equity and cash flows present fairly, in all material respects, the financial position of Entevo Corporation and its subsidiary at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PRICEWATERHOUSECOOPERS LLP


McLean, VA
March 29, 2000

                               ENTEVO CORPORATION

                           CONSOLIDATED BALANCE SHEETS

                                    --------

                                                                                                    December 31,
                                                                                            ----------------------------
                                                                                                1998            1999
                                                                                            ------------    ------------
                                                         ASSETS

Current assets:
  Cash and cash equivalents                                                                 $  3,707,958    $ 10,821,074
  Accounts receivable, net                                                                       884,384       1,213,483
  Other current assets                                                                           119,354         241,835
                                                                                            ------------    ------------

             Total current assets                                                              4,711,696      12,276,392

Restricted cash                                                                                   62,000          62,000
Property and equipment, net                                                                      538,232         915,307
Software development costs, net                                                                   26,437              --
Other assets                                                                                      69,824          64,955
                                                                                            ------------    ------------

             Total assets                                                                   $  5,408,189    $ 13,318,654
                                                                                            ============    ============

                                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                                          $     33,580    $    405,847
  Accrued expenses                                                                               176,530         365,112
  Accrued compensation                                                                           201,205         370,468
  Deferred revenue                                                                               307,506         632,177
  Current portion of bank term loan                                                                   --         132,291
  Current maturities of obligations under capital leases                                          56,022          43,562
                                                                                            ------------    ------------

             Total current liabilities                                                           774,843       1,949,457

Deferred rent                                                                                     17,913           8,977
Obligations under capital leases, less current portion                                            45,316           1,754
Bank term loan                                                                                        --         132,291
                                                                                            ------------    ------------
             Total liabilities                                                                   838,072       2,092,479
                                                                                            ------------    ------------

Commitments (Note 7)

Minority interest in subsidiary                                                                      500             500
                                                                                            ------------    ------------

Stockholders' equity:
  Series A convertible preferred stock, par value $.001:  Authorized 5,000,000 shares;
    5,000,000 shares issued and outstanding (liquidation value, $2,500,000)                        5,000           5,000
  Series B convertible preferred stock, par value $.001:  Authorized 7,689,146 shares;
    7,689,146 shares issued and outstanding (liquidation value, $7,189,352)                        7,689           7,689
  Series C convertible preferred stock, par value $.001:  Authorized 10,030,000 shares; 0 and 10,000,000 shares issued and outstanding, respectively (liquidation value,
    $15,000,000)                                                                                      --          10,000
  Common stock, par value $.001:  Authorized 40,000,000 shares; 6,752,917 and 6,971,328
    issued and outstanding, respectively                                                           6,753           6,971
  Additional paid in capital                                                                   9,832,036      23,946,680
  Accumulated deficit                                                                         (5,001,659)    (12,451,586)
  Notes receivable, shareholders                                                                (202,500)       (202,500)
  Accumulated other comprehensive loss                                                           (77,702)        (96,579)
                                                                                            ------------    ------------
             Total stockholders' equity                                                        4,569,617      11,225,675
                                                                                            ------------    ------------
             Total liabilities and stockholders' equity                                     $  5,408,189    $ 13,318,654
                                                                                            ============    ============


                   The accompanying notes are an integral part of these consolidated financial statements.

                               ENTEVO CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                     -------

                                                    Year Ended December 31,
                                           --------------------------------------------
                                               1997            1998            1999
                                           ------------    ------------    ------------
Revenues:
  Product licenses                         $         --    $  1,190,594    $  3,237,059
  Maintenance and support                            --          31,443         326,793
  Consulting services                           394,721         121,196         227,084
                                           ------------    ------------    ------------
      Total revenues                            394,721       1,343,233       3,790,936
                                           ------------    ------------    ------------

Cost of revenues:
  Product licenses                                   --          16,348          72,450
  Maintenance and support                            --          91,339         232,303
  Consulting services                            91,710          18,830          79,709
                                           ------------    ------------    ------------
      Total costs of revenues                    91,710         126,517         384,462
                                           ------------    ------------    ------------

Gross profit                                    303,011       1,216,716       3,406,474

Operating expenses:
  Sales and marketing                           418,595       3,132,749       7,008,970
  Research and development                      655,361       1,193,520       2,641,951
  General and administrative                    572,968         941,599       1,389,848
                                           ------------    ------------    ------------
      Total operating expenses                1,646,924       5,267,868      11,040,769
                                           ------------    ------------    ------------

      Operating loss                         (1,343,913)     (4,051,152)     (7,634,295)
                                           ------------    ------------    ------------

Other income (expense):
  Foreign currency exchange, net                (18,805)          8,852          (2,745)
  Interest income                                38,789         162,508         245,997
  Interest expense                               (4,277)        (21,139)        (58,884)
                                           ------------    ------------    ------------
                                                 15,707         150,221         184,368
                                           ------------    ------------    ------------

       Net loss                            $ (1,328,206)   $ (3,900,931)   $ (7,449,927)
                                           ============    ============    ============


                   The accompanying notes are an integral part of these consolidated financial statements.

                               ENTEVO CORPORATION

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                   FOR THE THREE YEARS ENDED DECEMBER 31, 1999

                                     -------

                                                                                   Convertible                 Convertible
                                                                                 Preferred Stock             Preferred Stock
                                                      Common Stock                  Series A                    Series B
                                               ---------------------------  --------------------------  --------------------------
                                                  Shares         Amount        Shares        Amount        Shares        Amount
                                               ------------   ------------  ------------  ------------  ------------  ------------
Balance at December 31, 1996                      2,700,000   $      2,700            --  $         --            --  $         --
Sale of Series A preferred stock at $.50 per
  share (net of costs)                                   --             --     4,920,000         4,920            --            --
Shareholder distribution                                 --             --            --            --            --            --
Comprehensive loss:
     Net loss                                            --             --            --            --            --            --
     Foreign currency translation adjustment             --             --            --            --            --            --
Total comprehensive loss
                                               ------------   ------------  ------------  ------------  ------------  ------------
Balance at December 31, 1997                      2,700,000          2,700     4,920,000         4,920            --            --

Sale of Series A preferred stock at $.50 per
  share                                                  --             --        80,000            80            --            --
Sale of Series B preferred stock at $.935 per
  share (net of costs)                                   --             --            --            --     7,154,387         7,154
Conversion of notes payable to Series B
  preferred stock at $.935 per share                     --             --            --            --       534,759           535
Stock options exercised                               2,917              3            --            --            --            --
Issuance of common stock in exchange for
  notes receivable                                4,050,000          4,050            --            --            --            --
Stock warrants issued at $.05 per share                  --             --            --            --            --            --
Comprehensive loss:
     Net loss                                            --             --            --            --            --            --
     Foreign currency translation adjustment             --             --            --            --            --            --
Total comprehensive loss
                                               ------------   ------------  ------------  ------------  ------------  ------------
Balance at December 31, 1998                      6,752,917   $      6,753     5,000,000  $      5,000     7,689,146  $      7,689

Sale of Series C preferred stock at $1.50 per
  share (net of costs)                                   --             --            --            --            --            --
Issuance of stock warrant                                --             --            --            --            --            --
Issuance of stock options                                --             --            --            --            --            --
Stock options exercised                             218,411            218            --            --            --            --
Comprehensive loss:
     Net loss                                            --             --            --            --            --            --
     Foreign currency translation adjustment             --             --            --            --            --            --
Total comprehensive loss
                                               ------------   ------------  ------------  ------------  ------------  ------------
Balance at December 31, 1999                      6,971,328   $      6,971     5,000,000  $      5,000     7,689,146  $      7,689
                                               ============   ============  ============  ============  ============  ============

                                                      Convertible
                                                    Preferred Stock
                                                        Series C           Additional
                                              --------------------------    Paid-in     Accumulated     Shareholder
                                                 Shares        Amount       Capital        Deficit      Receivable
                                              ------------  ------------  ------------  ------------   ------------
Balance at December 31, 1996                            --  $         --  $     10,442  $    269,910   $         --
Sale of Series A preferred stock at $.50 per
  share (net of costs)                                  --            --     2,439,281            --             --
Shareholder distribution                                --            --            --       (42,432)            --
Comprehensive loss:
     Net loss                                           --            --            --    (1,328,206)            --
     Foreign currency translation adjustment            --            --            --            --             --
Total comprehensive loss
                                              ------------  ------------  ------------  ------------   ------------
Balance at December 31, 1997                            --            --     2,449,723    (1,100,728)            --

Sale of Series A preferred stock at $.50 per
  share                                                 --            --        39,920            --             --
Sale of Series B preferred stock at $.935 per
  share (net of costs)                                  --            --     6,641,121            --             --
Conversion of notes payable to Series B
  preferred stock at $.935 per share                    --            --       499,465            --             --
Stock options exercised                                 --            --           143            --             --
Issuance of common stock in exchange for
  notes receivable                                      --            --       198,450            --       (202,500)
Stock warrants issued at $.05 per share                 --            --         3,214            --             --
Comprehensive loss:
     Net loss                                           --            --            --    (3,900,931)            --
     Foreign currency translation adjustment            --            --            --            --             --
Total comprehensive loss
                                              ------------  ------------  ------------  ------------   ------------
Balance at December 31, 1998                            --  $         --  $  9,832,036  $ (5,001,659)  $   (202,500)

Sale of Series C preferred stock at $1.50 per
  share (net of costs)                          10,000,000        10,000    14,052,918            --             --
Issuance of stock warrant                               --            --        29,978            --             --
Issuance of stock options                               --            --        18,167            --             --
Stock options exercised                                 --            --        13,581            --             --
Comprehensive loss:
     Net loss                                           --            --            --    (7,449,927)            --
     Foreign currency translation adjustment            --            --            --            --             --
Total comprehensive loss
                                              ------------  ------------  ------------  ------------   ------------
Balance at December 31, 1999                    10,000,000  $     10,000  $ 23,946,680  $(12,451,586)  $   (202,500)
                                              ============  ============  ============  ============   ============

                                                      Other
                                                  Comprehensive
                                                       Loss          Total
                                                  -------------   ------------
Balance at December 31, 1996                      $          --   $    283,052
Sale of Series A preferred stock at $.50 per
  share (net of costs)                                       --      2,444,201
Shareholder distribution                                     --        (42,432)
Comprehensive loss:
     Net loss                                                --
     Foreign currency translation adjustment            (39,125)
Total comprehensive loss                                            (1,367,331)
                                                  -------------   ------------
Balance at December 31, 1997                            (39,125)     1,317,490

Sale of Series A preferred stock at $.50 per
  share                                                      --         40,000
Sale of Series B preferred stock at $.935 per
  share (net of costs)                                       --      6,648,275
Conversion of notes payable to Series B
  preferred stock at $.935 per share                         --        500,000
Stock options exercised                                      --            146
Issuance of common stock in exchange for
  notes receivable                                           --             --
Stock warrants issued at $.05 per share                                  3,214
Comprehensive loss:
     Net loss                                                --
     Foreign currency translation adjustment            (38,577)
Total comprehensive loss                                            (3,939,508)
                                                  -------------   ------------
Balance at December 31, 1998                      $     (77,702)  $  4,569,617

Sale of Series C preferred stock at $1.50 per
  share (net of costs)                                       --     14,062,918
Issuance of stock warrant                                    --         29,978
Issuance of stock options                                    --         18,167
Stock options exercised                                      --         13,799
Comprehensive loss:
     Net loss                                                --
     Foreign currency translation adjustment            (18,877)
Total comprehensive loss                                            (7,468,804)
                                                  -------------   ------------
Balance at December 31, 1999                      $     (96,579)  $ 11,225,675
                                                  =============   ============




                   The accompanying notes are an integral part of these consolidated financial statements.

                               ENTEVO CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                     -------

                                                                                           Year Ended December 31,
                                                                                --------------------------------------------
                                                                                    1997            1998            1999
                                                                                ------------    ------------    ------------
Cash flows from operating activities:
  Net loss                                                                      $ (1,328,206)   $ (3,900,931)   $ (7,449,927)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation & amortization                                                       68,683         224,748         375,484
    Allowance for doubtful accounts                                                       --              --         100,000
    Non-cash expense associated with issuance of stock options and warrants               --           3,214          48,145
    Changes in assets and liabilities:
     Accounts receivable                                                             158,467        (830,674)       (429,099)
     Other current assets                                                            (15,440)        (73,574)       (122,481)
     Other assets                                                                    (28,168)        (29,430)          4,869
     Accounts payable                                                                176,423        (141,561)        372,267
     Accrued expenses                                                                 94,493          84,016         188,582
     Accrued compensation                                                                 --         201,205         169,263
     Deferred revenue                                                                     --         307,506         324,671
     Deferred rent                                                                    22,545          (4,633)         (8,936)
                                                                                ------------    ------------    ------------
             Net cash used in operating activities                                  (851,203)     (4,160,114)     (6,427,162)
                                                                                ------------    ------------    ------------

Cash flows from investing activities:
  Purchase of property and equipment                                                (289,640)       (300,796)       (726,122)
  Sale (purchase) of short term investment                                          (511,706)        511,706              --
  Purchase of remaining majority interest in QSPL                                    (87,499)             --              --
  Purchase of license                                                                (52,875)             --              --
  Collection of loan receivable                                                       12,517              --              --
                                                                                ------------    ------------    ------------
             Net cash (used in) provided by investing activities                    (929,203)        210,910        (726,122)
                                                                                ------------    ------------    ------------

Cash flows from financing activities:
  Proceeds from issuance of preferred stock, net of costs                          2,444,201       6,688,275      14,062,918
  Proceeds from exercise of stock options                                                 --             146          13,799
  Proceeds from sale of minority interest                                                 --             500              --
  Distribution to shareholder                                                        (42,432)             --              --
  Restricted cash                                                                    (52,000)        (10,000)             --
  Proceeds from loans payable                                                          9,189         500,000         264,582
  Payments on loans payable                                                           (2,417)         (8,270)             --
  Payment of capital lease obligation                                                 (4,536)        (64,568)        (56,022)
                                                                                ------------    ------------    ------------
             Net cash provided by financing activities                             2,352,005       7,106,083      14,285,277
                                                                                ------------    ------------    ------------

Effect of exchange rate changes on cash and cash equivalents                          (8,535)        (20,195)        (18,877)

Net increase in cash and cash equivalents                                            563,064       3,136,684       7,113,116
Cash and cash equivalents, beginning of period                                         8,210         571,274       3,707,958
                                                                                ------------    ------------    ------------
Cash and cash equivalents, end of period                                        $    571,274    $  3,707,958    $ 10,821,074
                                                                                ============    ============    ============

Supplement disclosure of cash flow information:
  Cash paid for income taxes                                                    $         --    $         --    $         --
                                                                                ============    ============    ============
  Cash paid for interest                                                               4,277    $     21,139    $     58,884
                                                                                ============    ============    ============

Noncash investing and financing activity:
  Issuance of common stock in exchange for notes receivable                     $         --    $    202,500    $         --
                                                                                ============    ============    ============
  Conversion of notes payable to Series B preferred stock                       $         --    $    500,000    $         --
                                                                                ============    ============    ============
  Property and equipment purchased with capital leases                          $    130,672    $     30,179    $         --
                                                                                ============    ============    ============


                  The accompanying notes are an integral part of these consolidated financial statements.

                               ENTEVO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    --------


1.      ORGANIZATION AND BUSINESS

        Entevo Corporation ("Entevo" or the "Company") designs, develops, markets and supports software products for the migration, deployment and management of enterprise directories in distributed networks. In 1997, the Company's revenue was generated primarily from the provision of consulting services. During 1998, the Company completed the initial development of and began marketing software products.

        Entevo was incorporated in the state of Georgia in April 1993 and operated under the name Querisoft, Inc. until May 1998, when it changed its name to Entevo Corporation. In July 1999, the Company reincorporated in the state of Delaware and created classes of common stock and preferred stock with rights and privileges equivalent to the previously outstanding stock in all respects, except that all the stock of the Delaware corporation has a par value of $.001 per share. The accompanying consolidated financial statements have been restated retroactively to give effect to the reincorporation.

        In January 2000, the Company entered into an Agreement of Merger with BindView Development Corporation (See Note 11).


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        BASIS OF PRESENTATION

        The consolidated financial statements include the accounts of Entevo and its foreign subsidiary, Entevo (I) Private Limited, formerly named Querisoft Systems Private Limited. All significant intercompany accounts and transactions are eliminated in consolidation.

        During October 1997, the Company and its shareholders purchased a majority interest in Entevo (I) Private Limited for approximately $87,500 resulting in a 99.8% ownership. During 1998, the Company sold .1% in Entevo (I) Private Limited to a director of the Company for $500. No gain or loss was recorded on this transaction. The minority share of the subsidiary's earnings was insignificant for the years ended December 31, 1997, 1998 and 1999.


                                    Continued

                               ENTEVO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    --------


        The foreign subsidiary's assets and liabilities consisted of the following in U.S. dollars:

                                                                                 December 31,
                                                                       ----------------------------------
                                                                             1998              1999
                                                                       ---------------- -----------------
                                             ASSETS

        Current assets:
          Cash and cash equivalents                                    $       214,610  $        119,691
          Other current assets                                                  90,485            72,455
                                                                       ---------------  ----------------
                  Total current assets                                         305,095           192,146

          Fixed assets, net                                                    306,191           376,562
          Other non-current assets                                              55,531            26,902
                                                                       ---------------  ----------------
                  Total assets                                         $       666,817  $        595,610
                                                                       ===============  ================

                                          LIABILITIES

         Current liabilities                                            $       112,340  $         35,883
                                                                        ---------------  ----------------
                   Total liabilities                                    $       112,340  $         35,883
                                                                        ===============  ================


        REVENUE RECOGNITION

        Revenue from product licenses is generally recognized upon meeting each of the following criteria: (i) execution of a written license agreement or contract; (ii) delivery of the software; (iii) the license fee is fixed or determinable; and (iv) collectibility is reasonably assured. Revenue from licenses sales is recorded as product license revenue in the Statement of Operations.

        The Company defers and recognizes maintenance and support revenue ratably over the terms of the contract period, typically 12 months. Consulting service revenue, which includes training and consulting, is recognized at the time the service is performed.

        In December 1998, the AICPA issued Statement of Position 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions ("SOP 98-9"). SOP 98-9 modifies SOP 97-2 by requiring revenue to be recognized using the "residual method" if certain conditions


                                    Continued

                               ENTEVO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    --------


        are met. The Company has adopted the provisions of SOP 98-9 for the year ended December 31, 1999. The adoption of SOP 98-9 has not had a significant effect on the consolidated financial statements.

        FOREIGN CURRENCY TRANSLATION

        The assets and liabilities of the Company's foreign subsidiary are translated at the exchange rates in effect on the balance sheet date. Revenues and expenses are translated at the average exchange rate in effect during the period. Gains and losses resulting from these translations are included in accumulated comprehensive loss, as a separate component of stockholders' equity. Transactions expressed in foreign currency are shown at the rates prevailing at the time they were concluded or at the time of recording the transaction. Foreign exchange transaction gains and losses are included in the Statement of Operations.

        CASH AND CASH EQUIVALENTS

        All highly liquid investments with original maturities of three months or less from the date of purchase are considered to be cash equivalents.

        RESTRICTED CASH

        The Company entered into agreements to lease office equipment in 1997 and 1998. The lessor required the Company to assign certificates of deposit in the amount of $52,000 and $10,000 in 1997 and 1998, respectively, as additional collateral for the lease agreements. This cash balance is reflected separately in the Balance Sheet as restricted cash.

        PROPERTY AND EQUIPMENT

        Property and equipment are stated at cost. Property and equipment under capital leases are recorded at the lower of their fair value or the present value of future minimum lease payments determined at the inception of the lease. Depreciation of property and equipment is recorded using the straight-line method over the estimated useful lives, ranging from three to ten years. Leasehold improvements are amortized over the lesser of their estimated useful lives or the lease terms. Property and equipment recorded under capital leases are amortized on a straight-line basis over the lease term. At the time of retirement or other disposal of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the Statement of Operations.


                                    Continued

                               ENTEVO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    --------



        SOFTWARE DEVELOPMENT COSTS AND PURCHASED SOFTWARE

        In accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers. The Company defines the establishment of technological feasibility as the completion of all planning, designing, coding and testing activities that are necessary to establish products that meet design specifications including functions, features and technical performance requirements. Under the Company's definition, establishing technological feasibility is considered complete only after the majority of customer testing and customer feedback has been incorporated into product functionality. Software development costs capitalized include direct labor costs and fringe labor overhead costs attributed to programmers, software engineers, quality control and field certifiers working on products after they reach technological feasibility, but before they are generally available to customers for sale. To date, the period between achieving technological feasibility and the general availability of internally developed software has been short, and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.

        Amortization of software development costs and purchased software commences upon the product's availability for general release to customers and is provided at the greater of the straight-line method over a two year period or the ratio of current product revenues to total anticipated future product revenues. In 1997, the Company purchased and capitalized $52,875 in licensing rights relating to one of its products. Amortization of the license is recorded using the straight-line method over two years. Amortization expense was $0, $26,438, and $26,437 for the years ended December 31, 1997, 1998, and 1999, respectively.

        STOCK-BASED COMPENSATION

        The Company measures compensation expense for its stock-based employee compensation plans using the intrinsic method, as prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of grant over the amount the employee must pay to acquire the stock, and is


                                    Continued

                               ENTEVO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    --------


        recognized over the related vesting period. The Company provides supplemental disclosure of the effect on net income as if the provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation had been applied in measuring compensation expense.

        LONG-LIVED ASSETS

        The Company reviews the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying value amount. The Company has not identified any such impairment losses.

        FAIR VALUE OF FINANCIAL STATEMENT INSTRUMENTS

        The estimated fair values of the Company's cash and cash equivalents, accounts receivables, other current assets, other assets, accounts payable, accrued expenses and accrued compensation, approximate their carrying values due to their short-term nature.

        ADVERTISING COSTS

        The Company expenses advertising costs as incurred.

        USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from these estimates.


                                    Continued

                               ENTEVO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    --------


        INCOME TAXES

        Prior to July 1997, Entevo was taxed as an S Corporation and taxable income of the Company was included in the individual tax returns of the shareholders. Effective July 11, 1997, Entevo terminated its S Corporation status. Subsequent to July 11, 1997, income taxes are the responsibility of the Company and are accounted for in the consolidated financial statements.

        The Company accounts for income taxes utilizing the liability method. Deferred income taxes are recognized for the tax consequences in future years for differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes is the current tax expense for the period plus the change during the period in deferred tax assets and liabilities.

        The Company does not provide for foreign withholding and income taxes on undistributed earnings amounting to approximately $656,000 through 1999, cumulatively, for its foreign subsidiary, as such earnings are intended to be permanently invested in those operations. The ultimate tax liability related to repatriation of such earnings is dependent upon future tax planning opportunities and cannot be estimated at the present time.

        CONCENTRATION OF CREDIT RISK

        Financial instruments, which potentially subject the Company to a concentration of credit risk consist principally of cash and cash equivalents. Cash and cash equivalents include deposits, which are maintained in various financial institutions. The total deposits, at these institutions, exceed the amount guaranteed by federal agencies and, therefore, bear some risk since they are not collateralized. The Company has not experienced any material losses on these investments. The Company grants uncollateralized credit, in the form of accounts receivable, to its customers.

                                    Continued

                               ENTEVO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    --------



        The following represents the percent of total revenue earned from each of its significant customers:

                                        Year Ended December 31,
                                 --------------------------------------
                                    1997         1998           1999
                                 ----------    ---------      ---------
            Customer A               --            24%            1%
            Customer B               --            11%           --
            Customer C               --            17%            4%
            Customer D               --            13%            1%
            Customer E               55%           --            --
            Customer F               42%           --            --
            Customer I               --            --            14%
            Customer J               --            --            12%
            Customer K               --            --            10%



        The following represents the percent of total accounts receivable outstanding from each of its significant customers:


                                        Year Ended December 31,
                                 --------------------------------------
                                    1997         1998           1999
                                 ----------    ---------      ---------

            Customer C               --           45%            --
            Customer D               --           25%            --
            Customer E              100%          --             --
            Customer G               --           14%            --
            Customer H               --           15%            --
            Customer I               --           --             15%
            Customer L               --           --             28%
            Customer M               --           --             13%


                                    Continued

                               ENTEVO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    --------


        SEGMENT REPORTING

        The Company adopted Statement of Financial Accounting Standards No. 131, Disclosures About Segments of an Enterprise and Related Information. The Company currently operates in a single industry and geographic segment.

        Sales in countries outside North America totaled $0, $9,278, and $612,305 for the years ended December 31, 1997, 1998, and 1999, respectively.


3.      RECENT ACCOUNTING PRONOUNCEMENTS

        In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). SFAS 133 requires all derivatives to be recorded on the balance sheet at fair value and establishes "special accounting" for the following three different types of hedges: hedges of changes in the fair value of assets, liabilities or firm commitments; hedges of the variable cash flows of forecasted transactions; and hedges of foreign currency exposures of net investments in foreign operations. SFAS 133 is effective for years beginning after June 15, 1999, with earlier adoption permitted. On July 8, 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133 ("SFAS 137"). SFAS 137 defers the effective date of SFAS No. 133 until fiscal years beginning after June 15, 2000. The Company believes that the effect of adoption of SFAS 133 will not be material.


                                    Continued

                               ENTEVO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    --------


4.      ACCOUNTS RECEIVABLE

        Accounts receivable balances are summarized as follows as of December
        31:

                                                       1998           1999
                                                   ------------   ------------
           Trade accounts receivable               $    884,384   $  1,313,483
           Less: Allowance for doubtful accounts             --       (100,000)
                                                   ------------   ------------
           Accounts receivable, net                $    884,384   $  1,213,483
                                                   ============   ============

        Bad debt expense totaled $0, $1,415 and $101,428 in 1997, 1998 and 1999, respectively.


5.      PROPERTY AND EQUIPMENT

        Property and equipment consisted of the following as of December 31:

                                                       1998            1999
                                                   ------------    ------------
           Computer and other equipment            $    442,777    $    939,159
           Automobiles                                  102,021          98,841
           Office furniture                             194,813         272,700
           Leasehold improvements                        69,199         169,359
                                                   ------------    ------------
           Property and equipment, at cost              808,810       1,480,059
                                                   ------------    ------------
           Less: Accumulated depreciation              (270,578)       (564,752)
                                                   ------------    ------------
           Property and equipment, net             $    538,232    $    915,307
                                                   ============    ============

        During 1999, the Company purchased $726,122 of property and equipment. In addition, during 1999, the Company disposed of $54,873 of fully depreciated property and equipment. The cash generated from this disposal is insignificant.


                                    Continued

                               ENTEVO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    --------



        The assets underlying capitalized leases are included in the Company's owned property and equipment, and are summarized as follows as of December 31:

                                                1998            1999
                                            ------------    ------------
        Computer equipment                  $     92,154    $     76,099
        Office furniture                          68,697          68,697
                                            ------------    ------------
        Total capital leases                     160,851         144,796
                                            ------------    ------------
        Less: Accumulated amortization           (65,887)       (103,816)
                                            ------------    ------------
        Capital leases, net                 $     94,964    $     40,980
                                            ============    ============

        Depreciation and amortization of property and equipment was $68,683, $198,310 and $349,047 for the years ended December 31, 1997, 1998 and 1999, respectively.


6.      BANK LINE OF CREDIT

        On December 23, 1998, the Company entered into a loan agreement with a commercial bank. The agreement established a $1,000,000 revolving line of credit (the "Revolving Line") and a $500,000 term loan facility for equipment financing (the "Equipment Line").

        In July 1999, the loan agreement was amended to provide the Company with a $1,500,000 revolving line of credit without covenant restrictions for the period from July 1, 1999, through the earlier of the sale of the Company's Series C Preferred Stock (Note 8) or September 30, 1999. In consideration for the covenant waiver provisions of the amendment, the Company issued to the bank a warrant to purchase 30,000 shares of the Company's Series C Preferred Stock at an exercise price of $1.50 per share. The Company used the Black Scholes valuation method to determine the fair value of the stock warrant. Accordingly, $29,978 of expense was recognized in 1999. This warrant was assumed by BindView Development Corporation in connection with the merger of the Company (Note 11). The warrant is exercisable immediately and expires on September 27, 2004.


                                    Continued

\

                               ENTEVO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    --------



        The availability of additional borrowings under the Revolving Line and the Equipment Line expired on December 22, 1999 and were not renewed. The agreement required the Company to maintain certain financial ratios, primarily with respect to liquidity and net tangible worth, and comply with certain other restrictive covenants. As of December 31, 1999, the Company was in compliance with these covenants. The borrowings under this agreement are collateralized by substantially all the assets of Entevo.

        Borrowings under the Revolving Line may not exceed the lesser of $1,000,000 or 80% of eligible accounts receivable. Interest on outstanding borrowings under the Revolving Line accrues at the bank's prime rate (8.50% at December 31, 1999) and is payable monthly. As of December 31, 1999, no amounts had been borrowed under the Revolving Line.

        Under the Equipment Line, advances to finance the purchase of qualifying equipment accrue interest only, payable monthly, until such advances are converted to term notes. Borrowings under the Equipment Line accrue interest at a rate equal to the bank's prime rate plus one-half of one percent. In January and June 1999, the Company borrowed $231,400 and $137,895, respectively, under the Equipment Line. Both the borrowings were immediately converted to term notes with equal monthly payments of principal and interest over thirty-six months and thirty months, respectively. As of December 31, 1999, the Company had borrowings totaling $264,582 under the Equipment Line.

        Subsequent to the Company's merger in January 2000 (Note 11), all amounts outstanding under the loan agreement were repaid, the agreement was terminated, and the bank's security interest in the Company's assets was terminated.


7.      LEASE COMMITMENTS

        The Company is obligated under various noncancelable operating lease agreements for office facilities, furniture and equipment expiring at various dates through December 31, 2000. The terms of one of the office leases included a reduction of rental payments during the first year of the lease and scheduled rent increases at specified intervals during the three-year term of the lease. The Company is recognizing rent expense on a straight-line basis over the life of the lease, which establishes deferred rent on the balance sheet. The Company also leases office furniture and equipment under capital leases.


                                    Continued

                               ENTEVO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    --------


        Rent expense for the years ended December 31, 1997, 1998 and 1999 totalled $116,475, $209,888 and $370,976, respectively.

        At December 31, 1999, future minimum lease payments under operating and capital leases were as follows:

                                                          Operating        Capital
        Year Ending December 31:                            Leases          Leases
        ------------------------                         ------------    ------------
        2000                                                  325,565    $     47,157
        2001                                                       --           1,781
                                                         ------------    ------------
        Total minimum lease payments                     $    325,565    $     48,938
                                                         ============    ------------

        Less: amounts representing interest at rates
              ranging from 12% to 25%                                          (3,622)
                                                                         ------------
        Present value of net minimum lease payments                            45,316
        Less: Current obligations under capital leases                        (43,562)
                                                                         ------------
        Long-term capital lease obligations                              $      1,754
                                                                         ============


8.      STOCKHOLDERS' EQUITY

        COMMON STOCK

        In 1998, the Company issued an aggregate of 4,050,000 shares of common stock to two founders (the "Founders") of the Company pursuant to the terms of restricted stock purchase agreements. The common stock was issued at $0.05 per share in consideration of full recourse promissory notes from the Founders. The promissory notes bear interest at an annual rate of 6% and are due in five years. The common stock is subject to certain vesting requirements, which lapsed on June 1, 1998.

        STOCK PURCHASE WARRANTS

        In January 1998, the Company issued a common stock purchase warrant covering 625,000 shares of common stock at an exercise price of $0.05 per share. The warrant was issued in connection with a master license agreement through which the Company acquired certain



                                    Continued

                               ENTEVO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    --------


        license rights to various software products owned by the warrant holder, which was also a significant customer during 1997. During 1998, the Company recognized an expense of $3,214. The fair value was determined using the Black Scholes valuation method. The warrant expires on the earlier of (i) certain changes in the warrant holder's corporate organizational form, (ii) the closing of a public sale of the Company's securities, (iii) the sale or acquisition of the Company, or (iv) two years after the January 27, 1998 grant date. The holder exercised this warrant on January 26, 2000 by payment of the exercise price of $31,250.

        In October 1999, as part of the financing costs related to the Series C convertible preferred stock, the Company issued a warrant to purchase 213,750 shares of the Company's $.001 par value common stock, at an exercise price of $1.50 per share. The warrant is immediately exercisable and has an expiration date of April 22, 2004. The Company valued the stock warrant using the Black Scholes valuation method, and recognized the fair value as an offering cost relating to its Series C convertible preferred stock offering. On February 8, 2000, this warrant was exercised resulting in the issuance of 112,061 shares of the Company's $.001 par value common stock.

        PREFERRED STOCK

        During 1997 and 1998, the Company issued a total of 5,000,000 shares of Series A convertible preferred stock (the "Series A Preferred Stock") to various investors for $2,500,000 ($0.50 per share) (the "Series A Preferred Stockholders").

        On April 28, 1998, the Company received loans totaling $500,000 from two of its Series A Preferred Stockholders. The loans were for $250,000 each and bore interest at 8.5%, and matured on May 28, 1998. The loans were convertible into convertible preferred stock.

        On June 3, 1998, the Company sold 7,689,146 shares of Series B convertible preferred stock (the "Series B Preferred Stock") to various investors ("Series B Preferred Stockholders") for a total of $7,189,351 ($0.935 per share). In connection with the sale of the Series B Preferred Stock, the $500,000 of loans received in April 1998 was converted into Series B Preferred Stock. The Series B Preferred Stock was sold pursuant to the terms of the Series B Preferred Stock Purchase Agreement, other related agreements, and certain amendments to the Company's Articles of Incorporation ("Purchase Agreements"), which provide for the sale of the Series B Preferred Stock and set forth certain terms, conditions,

                                    Continued

                               ENTEVO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    --------

        and rights of the Series B Preferred Stockholders and the Series A Preferred Stockholders, as set forth below.

        In October 1999, the Company completed the sale of 10,000,000 shares of Series C convertible preferred stock (the "Series C Preferred Stock") to various investors ("Series C Preferred Stockholders") for a total of $15,000,000 ($1.50 per share). The Series C Preferred Stock was sold pursuant to the terms of the Series C Preferred Stock Purchase Agreement, other related agreements, and certain amendments to the Company's Certificate of Incorporation ("Purchase Agreements"), which provide for the sale of the Series C Preferred Stock and set forth certain terms, conditions, and rights of the Series C Preferred Stockholders and the Series A and Series B Preferred Stockholders, as set forth below.

        The Series A Preferred Stockholders, the Series B Preferred Stockholders, and Series C Preferred Stockholders are referred to collectively as the "Preferred Stockholders" and the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock is collectively referred to as the "Preferred Stock."

        Each Preferred Stockholder is entitled to vote on all matters presented to stockholders. Each share of common stock entitles the holder to one vote, and each share of Preferred Stock entitles the holder to vote equal to the number of shares of common stock into which such shares of Preferred Stock is convertible. Each share of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock is convertible at a rate determined by dividing $0.50, $0.935, and $1.50 by the "conversion price" applicable to the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock, respectively. Initially, the "conversion price" is $0.50, $0.935, and $1.50 per-share for Series A Preferred Stock , the Series B Preferred Stock, and the Series C Preferred Stock, respectively, but is subject to adjustment under the terms of the related Purchase Agreement. Each share of Preferred Stock shall automatically be converted into shares of common stock upon the closing of the sale of common stock in a public offering which meets certain size criteria as defined in the Company's Certificate of Incorporation.

        Each Series A Preferred Stockholder, Series B Preferred Stockholder, and Series C Preferred Stockholder is entitled to receive, when and as declared by the Board of Directors, dividends at an annual rate of $0.04 per share, $0.0748 per share, and $0.12 per share, respectively. Such dividends are payable in preference and priority to any payment of any dividend to common stockholders. Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock has a preference in liquidation of $0.50 per

                                    Continued

                               ENTEVO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    --------

        share, $0.935 per share, and $1.50 per share, respectively, plus accrued and unpaid dividends (as and if declared) and participates with common stock in liquidation to the extent liquidation proceeds exceed the preference amounts, not to exceed $1.50 per share, $2.805 per share, and $4.50 per share for the Series A Preferred Stockholders, the Series B Preferred Stockholders, and the Series C Preferred Stockholders, respectively.

        The Company granted to each Preferred Stockholder the right of first offer to purchase pro rata, all (or any part) of certain shares of common or preferred stock that the Company may from time to time propose to sell and issue. Each holder's pro rata share, for purposes of this right of first offer, is the ratio, the numerator of which is the number of shares of common stock issued or issuable to such holder, and the denominator of which is the total number of outstanding shares of common stock assuming conversion of all outstanding Preferred Stock.

        The Preferred Stockholders also have certain other rights and privileges under the respective Purchase Agreements, including the right to Board representation, antidilution protection, registration rights and co-sale rights. The Company is subject to certain restrictions under the Purchase Agreements, including restrictions on modifying the rights, privileges, and preferences of the Preferred Stockholders, issuing additional securities, or entering into a sale or transfer of substantially all of the assets of the Company.


9.      STOCK OPTIONS

        The Company has two stock-based compensation plans under which stock options are granted to employees of the Company, directors and consultants. The 1997 Stock Plan, adopted in 1997, provides for granting incentive stock options, non-qualified stock options and stock purchase rights to employees, directors and consultants of Entevo Corporation. The 1998 Indian Stock Option Plan, adopted in 1998, provides for granting incentive stock options and non-qualified stock options to employees, directors and consultants of the foreign subsidiary. Incentive stock options may only be granted to, and held by, employees of the Company.

        The stock compensation plans are administered by a committee appointed by the Board of Directors. The options are not transferable and are subject to various restrictions outlined in the Plan. The committee determines the number of options granted to employees, directors or consultants, the vesting period and the exercise price.

                                    Continued

                               ENTEVO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    --------

        Under the 1998 Indian Stock Option Plan, optionees may only exercise vested options after receiving approval to pay the exercise price from the Reserve Bank of India ("RBI"). Upon receiving such approval, such stock options may be exercised, subject to vesting provisions of the options granted and certain limitations on the aggregate amount of such payments as imposed by the RBI.

        The aggregate amount of common stock reserved for issuance under all stock option plans is 3,665,989 shares of which 3,315,989 shares are reserved for issuance under the 1997 Stock Plan and 350,000 shares are reserved for issuance under the 1998 Indian Stock Option Plan. Options granted generally vest over a four-year period and expire ten years after the date of grant.

        Stock option activity was as follows:

                                                                      Weighted-
                                                                      Average
                                                      Number of       Exercise
                                                       Options         Price
                                                    ------------    ------------
        Options outstanding, January 1, 1997                  --              --
        Granted                                          441,666    $       0.05
        Exercised                                             --              --
        Cancelled                                        (10,000)   $       0.05
                                                    ------------

        Options outstanding, December 31, 1997           431,666    $       0.05
        Granted                                        1,358,196    $       0.07
        Exercised                                         (2,917)   $       0.05
        Cancelled                                       (449,499)   $       0.05
                                                    ------------

        Options outstanding, December 31, 1998         1,337,446    $       0.07
        Granted                                        1,467,971    $       0.22
        Exercised                                       (218,411)   $       0.06
        Cancelled                                       (521,465)   $       0.09
                                                    ------------

        Options outstanding, December 31, 1999         2,065,541    $       0.17
                                                    ============


                                    Continued

                               ENTEVO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    --------



        A summary of stock options outstanding and exercisable as of December 31, 1999 is as follows:

                                                   Weighted                               Weighted
                                                   Average                                 Average
          Exercise             Number             Remaining             Number            Exercise
            Price           Outstanding          Life (years)         Exercisable           Price
        --------------   -------------------   -----------------   ------------------   --------------
            $0.05                   721,463          8.46                    437,207        $0.05
            $0.10                   536,948          4.50                    103,845        $0.10
            $0.25                   437,130          9.56                          0        $0.25
            $0.40                   370,000          9.77                        624        $0.40
                         ------------------                        -----------------
                                  2,065,541                                  541,676
                         ==================                        =================

        The weighted average fair value of options granted during the years ended December 31, 1997, 1998 and 1999 were $0.02, $0.03 and $0.16, respectively, based on the Black-Scholes option pricing model.

        The Company accounts for its employee stock options in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, no compensation expense has been recognized because the exercise price is equal to the estimated fair value of the underlying common stock. Had compensation expense been determined based on the fair value at the grant date for options under the Plans consistent with Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                1997                 1998                    1999
                                       --------------------  --------------------   --------------------
        Net loss:
                   As reported         $        (1,328,206)  $        (3,900,931)   $        (7,449,927)
                   Pro forma           $        (1,328,869)  $        (3,905,506)   $        (7,483,995)

        The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants during the years ended December 31, 1997, 1998 and 1999: Dividend yields of 0%, expected volatility of 87%, expected terms of 10 years, and risk-free interest rates of 6.93%, 5.65% and 5.24%, respectively.


                                    Continued

                               ENTEVO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    --------


10.     INCOME TAXES

        The tax effects of temporary differences that give rise to significant portions of the deferred tax asset were as follows:

                                                           1998            1999
                                                       ------------    ------------
        Net operating loss carryforward                $  2,141,000    $  4,772,204
        Property and equipment                               14,300           6,522
        Adjustments from accrual basis to cash basis        (58,300)        137,836
                                                       ------------    ------------
                                                          2,097,000       4,916,562
        Less valuation allowance                         (2,097,000)     (4,916,562)
                                                       ------------    ------------
        Net deferred tax asset                         $         --    $         --
                                                       ============    ============

        A reconciliation between income taxes from operations computed using the federal statutory income tax rate and the Company's effective tax rate for the years ended December 31, is as follows:

                                                       1998             1999
                                                   ------------     ------------
        Federal statutory rate                             34.0%            34.0%
        State income taxes, net of federal
          provision (benefit)                               4.0              4.0
        Unremitted foreign earnings                        (2.0)              --
        Increase to valuation allowance                   (36.0)           (38.0)
                                                   ------------     ------------
                                                             --               --
                                                   ============     ============


        Although the Company has a loss before income taxes on a consolidated basis for the years ended December 31, 1997, 1998 and 1999, the Company's foreign subsidiary has generated net income for these years. No provision for income taxes has been recorded since the foreign subsidiary's income is exempt under India tax laws. The Company has approximately $12,558,000 in net operating loss carryforwards that expire in various amounts through 2019.

                                    Continued

                               ENTEVO CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    --------


        The realizability of the deferred tax asset, generated primarily from operating loss carryforwards, is dependent upon future taxable income generated during the periods in which net operating loss carryforwards are available. Management considers projected future taxable income and tax planning strategies, which can be implemented by the Company in making this assessment. Since the Company has only recently begun significant operations, there is very little historical information to assess whether future taxable income will be generated in future periods when net operating losses are available. Accordingly, management has established a valuation allowance equal to the net deferred tax assets at December 31, 1998 and 1999.


11.     SUBSEQUENT EVENT

        On February 9, 2000, the Company was merged into and became a wholly owned subsidiary of BindView Development Corporation pursuant to an Agreement of Merger dated January 26, 2000. The transaction was accounted for as a pooling of interests. Under the terms of the agreement, BindView Development Corporation issued 2.2 million shares of common stock (9.90% of such shares are being held in escrow), on a fully diluted basis, including the assumption of all outstanding Entevo stock warrants and stock options.



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